Item (16) (17)   (a)
Form of Proxy Card

Form of Proxy Card
EVERY POLICYOWNER’S INSTRUCTIONS ARE IMPORTANT!
PLEASE SIGN, DATE AND RETURN YOUR
VOTING INSTRUCTION FORM TODAY
Your Voting Instruction Form is important!
And now you can provide your instructions on the PHONE, or the INTERNET.
It saves Money! Telephone and Internet voting saves postage costs. Savings which can help minimize expenses.
It saves Time! Telephone and Internet voting is instantaneous – 24 hours a day.
It’s Easy! Just follow these simple steps:
1. Read your proxy statement and have it at hand.
2. Call toll-free                     , or go to website: https:                    .com
3. Follow the recorded or on-screen directions.
4. Do not mail your Voting Instruction Form when you vote by phone, or Internet.

Please detach at perforation before mailing.

VOTING INSTRUCTION FORM	TRANSAMERICA SERIES TRUST	VOTING INSTRUCTION FORM
TRANSAMERICA CAPITAL GUARDIAN GLOBAL VP
PROXY FOR THE SPECIAL MEETING OF SHAREHOLDERS
April 22, 2009
[Insurance Company Name Drop In]
The undersigned hereby instructs the above referenced insurance company with full power of substitution, to vote as directed on the reverse side of this form all shares of the Transamerica Capital Guardian Global VP (the “Acquired Portfolio”) which the undersigned is entitled to provide instructions for at the Special Meeting of Shareholders of Transamerica Series Trust to be held at the office of Transamerica Series Trust, 570 Carillon Parkway, St. Petersburg, Florida 33716, on April 22, 2009 at 1:00 p.m. (Eastern time) and at any adjournment(s) or postponements thereof.
THIS PROXY IS SOLICITED ON BEHALF OF THE ABOVE-REFERENCED INSURANCE COMPANY. This voting instruction form will be voted as instructed. If no specification is made, the voting instruction form will be voted “FOR” Proposal 1.

VOTE VIA THE INTERNET: https:                    .com
VOTE VIA THE TELEPHONE:

999 9999 9999 999
Note: Signature(s) should be exactly as name or names appearing on this proxy. If shares are held jointly, each holder should sign. If signing is by attorney, executor, administrator, trustee or guardian, please give full title.

Signature(s)

Signature(s)

Date

EVERY POLICYOWNER’S INSTRUCTIONS ARE IMPORTANT!
PLEASE SIGN, DATE AND RETURN YOUR

VOTING INSTRUCTION FORM TODAY
Please detach at perforation before mailing.
THE BOARD OF TRUSTEES RECOMMENDS A VOTE “FOR” THE FOLLOWING PROPOSAL.
MARK THE BLOCKS BELOW IN BLUE OR BLACK INK. Example: ■
1.	A proposal to approve an Agreement and Plan of Reorganization between your portfolio and a similarly managed series of Transamerica Series Trust, Transamerica Templeton Global VP. Under this Agreement and Plan of Reorganization, your portfolio will transfer all of its assets to Transamerica Templeton Global VP in exchange for shares of Transamerica Templeton Global VP.
2.	Any other business that may properly come before the meeting.

FOR	AGAINST	ABSTAIN

☐	☐	☐
Please instruct, date and sign this voting instruction form and return it promptly in the enclosed envelope.